UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 20, 2006

                        THE SINGING MACHINE COMPANY, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       0-24968               95-3795478
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

            6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (954) 596-1000

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2006, The Singing Machine Company, Inc. (the "Company") entered into an Employment Agreement with Danny Zheng, its Chief Financial Officer. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Employment Agreement, the Company will employ Mr. Zheng for a period of 2 years commencing July 18, 2006. Mr. Zheng will be paid an annual base salary of $160,000. In addition, Mr. Zheng will be eligible to earn an annual bonus based on meeting performance objectives and bonus criteria and will be paid a car allowance of $500 per month.

During the term of his employment and for a period thereafter, Mr. Zheng will be subject to non-competition, confidentiality and non-solicitation provisions, subject to standard exceptions.

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements of business acquired.

          Not applicable.

      (b) Pro forma financial information.

          Not applicable.

      (c) Exhibits.

Exhibit
Number                                 Description
--------------------------------------------------------------------------------
10.1 Employment Agreement dated as of July 20, 2006, by and between The Singing Machine Company, Inc. and Danny Zheng.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE SINGING MACHINE, COMPANY, INC.


Date: July 25, 2006                      /s/ Yi Ping Chan
                                         --------------------------
                                         Yi Ping Chan
                                         Interim CEO and Chief Operating Officer